UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2022

Pyxus International, Inc.
(Exact name of Registrant, as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
8001 Aerial Center Parkway
Morrisville, North Carolina 27560-8417
(Address of principal executive offices, including zip code)
(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2022, Holly Kim, a member of the Board of Directors of Pyxus International, Inc. (the “Company”), resigned as a director of the Company effective on October 19, 2022. On October 19, 2022, the Board of Directors of the Company elected Jamie J. Ashton as a director to fill the vacancy created by Ms. Kim’s resignation.

Ms. Kim is a Partner of Glendon Capital Management, L.P. (“Glendon”). Mr. Ashton is a Senior Vice President of Glendon. As described in the Company’s definitive proxy statement for its annual meeting of shareholders held on August 18, 2022 (the “2022 Proxy Statement”), in connection with the resolution of Chapter 11 bankruptcy proceedings involving the Company’s predecessor, on August 24, 2020, the Company entered into a Shareholders Agreement (the “Shareholders Agreement”), among the Company and the investors listed therein, each other beneficial owner of the Company’s common stock as of the date of the Shareholder Agreement deemed to be a party thereto pursuant to the plan of reorganization in the Chapter 11 proceeding and other persons that may from time to time become parties thereto (collectively, the “Investors”). The Shareholders Agreement provides that each of Glendon (together with its affiliates that are shareholders of the Company, the “Glendon Investor”) and Monarch Alternative Capital LP (together with its affiliates that are shareholders of the Company, the “Monarch Investor”) shall be entitled to nominate two individuals to serve on the Board of Directors of the Company so long as it beneficially owns at least 20% of the outstanding shares of the Company’s common stock, or one individual to serve as such a director if it beneficially owns fewer than 20% of the outstanding shares but at least 10% of the outstanding shares. The Shareholders Agreement provides that the Investors shall take all necessary action to elect such nominees of each of the Glendon Investor and the Monarch Investor as directors, as well as the election of the chief executive officer of the Company as a director and other individuals qualifying as independent directors to be selected by Investors that beneficially own 5% or more of the outstanding shares of common stock of the Company, as determined by a majority of the shares of the Company’s common stock beneficially owned by such Investors. The Shareholders Agreement also includes provisions for shareholders that are parties thereto to vote for the removal and replacement of the directors designated by the Glendon Investor at the request of the Glendon Investor and the removal and replacement of the directors designated by the Monarch Investor at the request of the Monarch Investor.

Mr. Ashton was appointed as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors and will be entitled to receive compensation for his service as a director in accordance with the Company’s policies for the compensation of directors who are not employees of the Company as set forth in the 2022 Proxy Statement under the heading “Compensation of Directors,” which information is incorporated herein by reference. Such compensation will be prorated for Mr. Ashton’s period of service and will be paid, at Mr. Ashton’s direction, to Glendon.

The information set forth in the 2022 Proxy Statement under the heading “Related Party Transactions” with respect to Glendon is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 20, 2022

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.

William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary